UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

PAYSIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38623	95-4550154
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2615 St. Rose Parkway

Henderson, Nevada 89052

(Address of principal executive offices) (Zip Code)

(702) 453-2221

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PAYS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On May 8, 2026, we held our annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon the following proposals: (1) to elect to the Board of Directors the seven nominees for director, each to hold office until the 2027 annual meeting of our stockholders, and (2) to ratify the selection of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting. For more information on the following proposals, see our definitive proxy statement filed with the Securities and Exchange Commission on March 26, 2026.

Proposal 1:       Election of Directors

The director nominees listed below were elected to our Board of Directors, each to hold office until the 2027 annual meeting of stockholders, based on the following vote:

Name	For	Withheld	Broker Non-Votes
Mark R. Newcomer	37,288,582	595,123	641,671
Matthew Lanford	37,030,015	853,690	641,671
Joan M. Herman	37,507,596	376,109	641,671
Daniel R. Henry	37,179,951	703,754	641,671
Bruce A. Mina	37,175,779	707,926	641,671
Jeffrey B. Newman	36,709,653	1,174,052	641,671
Dennis L. Triplett	34,852,034	3,031,671	641,671

Proposal 2:       Ratification of the Selection of Baker Tilly US, LLP as our Independent Registered Public Accounting Firm

Baker Tilly US, LLP was ratified as our independent registered public accounting firm for the fiscal year ending December 31, 2026, based on the following vote:

For	Against	Abstain	Broker Non-Votes
38,429,068	279	96,029	641,671

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYSIGN, INC.
Date: May 12, 2026	By: /s/ Mark Newcomer
Mark Newcomer, Chief Executive Officer

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